                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)    November 13, 1997
                             TCA Cable TV, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Texas                  0-11478                   75-1798185
       --------------            ------------               ------------
(State or other jurisdiction     (Commission                (IRS Employer
       of incorporation           File Number)            Identification No.)


               3015 S.S.E. Loop 323, Tyler, Texas             75701
               ------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)


 Registrant's telephone number, including area code       (903) 595-3701
                                                    -------------------------

Item 5.  Other Events.


On November 13, 1997, TCA Holdings II, L.P., a Texas limited partnership ("TCA") and wholly-owned affiliate of TCA Cable TV, Inc. (the "Company"), entered into a General Partnership Agreement (the "Agreement") with TCI American Cable Holdings IV, L.P., a Colorado limited partnership and an affiliate of Tele-Communications, Inc. (the "TCI Affiliate"), pursuant to which TCA and the TCI Affiliate agreed to form TCA Cable Partners II general partnership (the "Partnership") to operate cable television systems in Texas, Louisiana and New Mexico. In exchange for TCA's contribution of approximately $46.6 million of debt and certain assets of the cable television systems (the "Company Systems") owned by it in the cities and adjacent unincorporated areas set forth below, TCA acquired an 80% partnership interest in the Partnership. The estimated fair value of the Company Systems contributed is $315 million. The cities and adjacent unincorporated areas where the Company Systems are located are: Cannon AFB, NM, Clovis, NM, Texico, NM, Amarillo, TX, Andrews, TX, Athens, TX, Ballinger, TX, Big Springs, TX, Canyon, TX, Clarksville, TX, Coahoma, TX, Como, TX, Dalhart, TX, Farwell, TX, Floydada, TX, Gladewater, TX, Goodfellow AFB, TX, Grand Saline, TX, Henderson, TX, Hide A Way Lake, TX, Honey Grove, TX, Lake Tanglewood, TX, Lindale, TX, Miles, TX, Mineola, TX, Paris, TX, Plainview, TX, Quitman, TX, Reno, TX, Roxton, TX, San Angelo, TX, Snyder, TX, Sulphur Springs, TX, Toco, TX, Union Grove, TX, Warren City, TX, White Oak, TX, Winnsboro, TX, and Winters, TX.

In exchange for the TCI Affiliate's contribution to the Partnership of approximately $247.9 million of debt and certain assets of the cable television systems (the "TCA Systems") owned by it in the cities or adjacent unincorporated areas set forth below, the TCI Affiliate acquired a 20% partnership interest in the Partnership. The estimated fair value of the TCA Systems contributed is also $315 million. The cities and adjacent unincorporated areas where the TCA Systems are located are: Barksdale AFB, LA, Bossier City, LA, Bossier Parish, LA, Calcasieu Parish, LA, Fillmore, LA, Haughton, LA, Lake Charles, LA, Pinceton, LA, Sulfur, LA, Abilene, TX, Bowie County, TX, Camp, TX, Cherokee,
TX, Cooke County, TX, DeKalb, TX, Dyess AFB, TX, Franklin County, TX, Gainesville, TX, Grayson, TX, Hooks, TX, Jacksonville, TX, Maud, TX, Mineral Wells, TX, Mt. Pleasant, TX, Mt. Vernon, TX, Nolan County, TX, New Boston, TX, Oak Ridge, TX, Palo Pinto County, TX, Perryton, TX, Pittsburg, TX, Red River Army Depot, TX, Sadler, TX, Smith County, TX, Sweetwater, TX, Titus County, TX, Tye, TX, Tyler, TX, Whitesboro, TX, and Whitehouse, TX.

The transfer to the Partnership of the Company Systems and the TCA Systems is expected to be consummated on February 2, 1998.

The assets contributed to the Partnership included, with certain exceptions as set forth in the Agreement, all the assets and properties, real and personal, tangible and intangible, used in the operation of the Company Systems and the TCA Systems. Pursuant to the Agreement, the Partnership assumed certain liabilities of the Company Systems and the TCA Systems.

The percentage interest received by TCA in the Partnership in consideration of the contribution of the Company Systems was determined based on arm's length negotiations among TCA and the TCI Affiliate.

Item 7.  Financial Statements and Exhibits.

  (a)   Financial Statements

              The audited combined balance sheets, combined statements of operations and retained earnings, and combined statements of cash flows of the TCA Systems as of September 30, 1997 and December 31, 1996 and 1995, and for the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995, are attached hereto as Annex A and made a part hereof.

  (b)   Pro Forma Financial Information

              The unaudited pro forma condensed consolidated balance sheet of the Company attached hereto as Annex B has been adjusted to give effect to the acquisition of the TCA Systems scheduled to be closed on February 2, 1998, as though such acquisition had occurred on October 31, 1997. The unaudited pro forma condensed consolidated statement of operations of the Company for the year ended October 31, 1997 attached hereto as Annex B present the consolidated results of the Company as if the Company had acquired the TCA Systems on November 1, 1996. Such pro forma information is not necessarily indicative of results that would have been obtained had the acquisition been consummated on the dates indicated and should not be construed as representative of future operations.

              The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of the Company and the financial statements included in Item 7(a) herein.

  (c)   Exhibits.

  The following is a list of exhibits filed as part of this Current Report on Form 8-K:

        Exhibit No.              Description
        -----------              -----------

        2 General Partnership Agreement of TCA Cable Partners II dated as of November 13, 1997.(5)

        3.1    Articles of Incorporation.(2)

        3.2    Articles of Amendment to Articles of Incorporation.(3)

        3.3    Articles of Amendment to Articles of Incorporation.(3)

        3.4    Articles of Amendment to Articles of Incorporation.(4)

        3.5    Amended and Restated Bylaws.(5)

        4.1    Form of Stock Certificate.(2)

        4.2 Rights Agreement dated January 15, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C. which includes the Certificate of Designations for the Series A Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Shares as
               Exhibit C.(6)

        16     None.

        17     None.

        20     None.

        23     Consent of KPMG Peat Marwick LLP.(1)

        24     None.

        27     None.

        99     Press release dated November 13, 1997.(1)

-------------------------
           (1) Filed herewith.

           (2) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-1, File No. 2-75516, and incorporated herein by reference.

           (3) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-8, File No. 33-21901, and incorporated herein by reference.

           (4) Previously filed as an exhibit to the Registrant's Form 10-K for the fiscal year ended October 31, 1993, filed January 27, 1994 and incorporated herein by reference.

           (5) Previously filed as an exhibit to the Registrant's Form 10-K for the fiscal year ended October 31, 1997, filed January 27, 1998 and incorporated herein by reference.

           (6) Previously filed as an exhibit to the Registrant's Form 8-K dated January 15, 1998 and incorporated herein by reference.

                                    ANNEX A

        TCA Systems                                                 Page
                                                                    ----
        Independent Auditors' Report . . . . . . . . . . . . . . .     1
        Combined Balance Sheets as of September 30, 1997 and
          December 31, 1996 and 1995 . . . . . . . . . . . . . . .     2
        Combined Statements of Operations and Retained
          Earnings for the nine-months ended September 30, 1997
          and the years ended December 31, 1996 and 1995 . . . . .     3
        Combined Statements of Cash Flows for the nine-months
           ended September 30, 1997 and the years ended
           December 31, 1996 and  1995 . . . . . . . . . . . . . .     4
        Notes to Combined Financial Statements . . . . . . . . . .  5-10

                      [KPMG PEAT MARWICK LLP LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT





THE BOARD OF DIRECTORS
TCI COMMUNICATIONS, INC.:


We have audited the accompanying combined balance sheets of the TCA Systems (as defined in Note 1 to the combined financial statements) as of September 30, 1997 and December 31, 1996 and 1995, and the related combined statements of operations and retained earnings and cash flows for the period and years then ended. These combined financial statements are the responsibility of the TCA Systems' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the TCA Systems as of September 30, 1997 and December 31, 1996 and 1995, and the results of their operations and their cash flows for the period and years then ended in conformity with generally accepted accounting principles.

                                        /s/ KPMG PEAT MARWICK LLP



Denver, Colorado
November 21, 1997

TCA SYSTEMS
(DEFINED IN NOTE 1)

COMBINED BALANCE SHEETS

--------------------------------------------------------------------------------

                                                                            December 31,
                                                   September 30,        -------------------
ASSETS                                                1997              1996           1995
------                                                ----              ----           ----
                                                              amounts in thousands

Cash                                                $     118            1,423             228

Trade and other receivables, net                        2,176            1,470           1,727

Prepaid expenses and other assets                         211              165             129

Property and equipment, at cost:
    Land                                                  368              368             368
    Cable distribution systems                         81,050           79,062          75,537
    Support equipment and buildings                    10,200           10,323           8,794
                                                    ---------        ---------       ---------
                                                       91,618           89,753          84,699
    Less accumulated depreciation                      42,389           36,966          30,022
                                                    ---------        ---------       ---------
                                                       49,229           52,787          54,677
                                                    ---------        ---------       ---------

Franchise costs                                       185,418          185,418         185,418
    Less accumulated amortization                      39,821           36,346          31,713
                                                    ---------        ---------       ---------
                                                      145,597          149,072         153,705
                                                    ---------        ---------       ---------

                                                    $ 197,331          204,917         210,466
                                                    =========        =========       =========

LIABILITIES AND PARENT'S INVESTMENT
-----------------------------------

Accounts payable and accrued expenses               $   3,299            3,397           3,456

Deferred income taxes (note 3)                         65,009           66,290          68,145
                                                    ---------        ---------       ---------

          Total liabilities                            68,308           69,687          71,601
                                                    ---------        ---------       ---------

Parent's investment (notes 2 and 5):
    Due to TCI Communications, Inc. ("TCIC")           86,723          101,764         114,207
    Retained earnings                                  42,300           33,466          24,658
                                                    ---------        ---------       ---------

          Total parent's investment                   129,023          135,230         138,865
                                                    ---------        ---------       ---------

Commitments and contingencies (note 4)

                                                    $ 197,331          204,917         210,466
                                                    =========        =========       =========


See accompanying notes to combined financial statements.

TCA SYSTEMS
(DEFINED IN NOTE 1)

COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

--------------------------------------------------------------------------------



                                                      Nine months          Years ended
                                                         ended             December 31,
                                                      September 30,        ------------
                                                         1997           1996          1995
                                                         ----           ----          ----
                                                              amounts in thousands

Revenue                                                $ 51,022        65,731        61,453

Operating costs and expenses:
    Operating (note 2)                                   17,844        23,318        22,837
    Selling, general and administrative (note 2)          9,252        14,826        14,165
    Depreciation                                          5,545         7,400         7,229
    Amortization                                          3,475         4,633         4,633
                                                       --------      --------      --------
                                                         36,116        50,177        48,864
                                                       --------      --------      --------

          Operating income                               14,906        15,554        12,589

Other, net                                                    9          (320)          (56)
                                                       --------      --------      --------

          Earnings before income taxes                   14,915        15,234        12,533

Income tax expense (note 3)                              (6,081)       (6,426)       (5,365)
                                                       --------      --------      --------

          Net earnings                                    8,834         8,808         7,168

Retained earnings:
    Beginning of period                                  33,466        24,658        17,490
                                                       --------      --------      --------

    End of period                                      $ 42,300        33,466        24,658
                                                       ========      ========      ========


See accompanying notes to combined financial statements.

TCA SYSTEMS
(DEFINED IN NOTE 1)

COMBINED STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------

                                                                                            Years ended
                                                                    Nine months ended       December 31,
                                                                      September 30,         ------------
                                                                          1997            1996          1995
                                                                          ----            ----          ----
                                                                                 amounts in thousands

Cash flows from operating activities:
    Net earnings                                                        $  8,834          8,808        7,168
    Adjustments to reconcile net earnings to net cash
       provided by operating activities:
          Depreciation and amortization                                    9,020         12,033       11,862
          Deferred income tax benefit                                     (1,281)        (1,855)      (1,522)
          Changes in operating assets and liabilities:
              Receivables                                                   (706)           257       (1,977)
              Prepaid expenses and other assets                              (46)           (36)          (3)
              Accounts payable and accrued expenses                          (98)           (59)       1,031
                                                                        --------       --------     --------

                 Net cash provided by operating activities                15,723         19,148       16,559
                                                                        --------       --------     --------

Net cash used in investing activities -
    capital expended for property and equipment                           (2,129)        (5,722)      (6,307)
                                                                        --------       --------     --------

Net cash used in financing activities -
    change in amounts due to TCIC                                        (14,899)       (12,231)     (10,485)
                                                                        --------       --------     --------

                 Net increase (decrease) in cash                          (1,305)         1,195         (233)

                 Cash at beginning of period                               1,423            228          461
                                                                        --------       --------     --------

                 Cash at end of period                                  $    118          1,423          228
                                                                        ========       ========     ========

Non-cash transactions:
    Transfer of property and equipment                                  $   (142)          (212)       5,473
                                                                        ========       ========     ========


See accompanying notes to combined financial statements.

TCA SYSTEMS
(DEFINED IN NOTE 1)

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 1997 AND DECEMBER 31, 1996 AND 1995

--------------------------------------------------------------------------------
(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION

      The combined financial statements include the accounts of certain cable television systems, indirectly wholly-owned by TCIC through its subsidiaries TCI Central, Inc. ("Central") and United Artist Entertainment Company ("UAE") in and around Texas and Louisiana serving approximately 149,000 basic customers as of September 30, 1997. Such systems are collectively referred to herein as the "TCA Systems." TCIC is a subsidiary of Tele-Communications, Inc. ("TCI"). The TCA Systems are principally engaged in the development and operation of cable television systems.

      These combined financial statements include an allocation of certain purchase accounting adjustments, including the related deferred tax effects, from TCIC's original acquisition of Central and UAE. This allocation and the related franchise cost amortization is based on the number of subscribers in these cable television systems to the total number of subscribers in all of Central's and UAE's cable television systems. In addition, certain operating costs of TCI recorded at the corporate level are charged to the TCA Systems based on their number of subscribers (see note 2). Although such allocations are not necessarily indicative of the costs that would have been incurred by the TCA Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable. All significant inter-entity accounts and transactions have been eliminated in combination.

      On August 14, 1997, TCIC entered into a definitive agreement ("the TCA Agreement") pursuant to which TCIC will contribute the TCA Systems to a newly formed venture (the "Venture") between TCIC and TCA in exchange for an approximate 20% ownership interest in the Venture. In addition, the Venture will assume certain intercompany debt. Consummation is subject to, among other matters, regulatory approvals. There is no assurance that such transaction will be consummated.

      The accompanying combined financial statements include the accounts for certain cable television assets in and around Abilene, TX for which separate accounting records are not maintained and which are not a part of the TCA Agreement. Such cable television assets served approximately 2,100 basic customers as of September 30, 1997.

      RECEIVABLES

      Receivables are reflected net of an allowance for doubtful accounts. Such allowance at September 30, 1997 and December 31, 1996 and 1995 was not material.

      LONG-LIVED ASSETS

      (a)  PROPERTY AND EQUIPMENT

           Property and equipment is stated at cost, including acquisition costs allocated to tangible assets of the cable television system acquired. Construction costs, including interest during construction and applicable overhead, are capitalized. Interest capitalized during

TCA SYSTEMS
(DEFINED IN NOTE 1)

NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED

--------------------------------------------------------------------------------

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995 was not material.

         Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for cable distribution systems and 3 to 40 years for support equipment and buildings.

         Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sales of systems in their entirety.

     (b) FRANCHISE COSTS

         Franchise costs include the difference between the cost of acquiring cable television systems and amounts allocated to the tangible assets. Such amounts are amortized on a straight-line basis over 40 years. Costs incurred by the TCA Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the life of the franchise, generally 10 to 20 years.

     In March of 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("Statement No. 121"), effective for fiscal years beginning after December 15, 1995. Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and either the undiscounted future cash flows estimated to be generated by those assets or the fair market value are less than the assets' carrying amounts. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The TCA Systems adopted Statement No. 121 effective January 1, 1996. Such adoption did not have an effect on the financial position or results of operations of the TCA Systems.

     Pursuant to Statement No. 121, the TCA Systems periodically review the carrying amounts of their long-lived assets, including franchise costs, to determine whether current events or circumstances warrant adjustments to such carrying amounts. The TCA Systems consider historical and expected future net operating losses to be their primary indicators of potential impairment. Assets are grouped and evaluated for impairment at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets ("Assets"). The TCA Systems deem Assets to be impaired if the TCA Systems are unable to recover the carrying value of such Assets over their expected remaining useful life through a forecast of undiscounted future operating cash flows directly related to the Assets. If Assets are deemed to be impaired, the loss is measured as the amount by which the carrying

TCA SYSTEMS
(DEFINED IN NOTE 1)

NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED

--------------------------------------------------------------------------------

     amount of the Assets exceeds their fair value. The TCA Systems generally measure fair value by considering sales prices for similar assets or by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

     COMBINED STATEMENTS OF CASH FLOWS

     Transactions effected through the intercompany account with TCIC have been considered constructive cash receipts and payments for purposes of the combined statements of cash flows.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 (2) TRANSACTIONS WITH AFFILIATES

     The amounts due to TCIC consist of various non-interest bearing intercompany advances and expense allocations. Due to TCIC's ownership of 100% of the parent's investment of the TCA Systems, the amounts due to TCIC have been classified as a component of parent's investment in the accompanying combined financial statements. Such amounts are due on demand.

     The TCA Systems purchase, at TCIC's cost, certain pay television and other programming through a subsidiary of TCIC. Charges for such programming were $10,092,000, $12,100,000, and $10,605,000 for the nine months ended
     September 30, 1997 and the years ended December 31, 1996 and 1995, respectively, and are included in operating expenses in the accompanying combined statements of operations.

     Certain subsidiaries of TCIC provide administrative services to the TCA Systems and have assumed managerial responsibility of the TCA Systems' cable television operations and construction. As compensation for these services, the TCA Systems pay a monthly fee to such subsidiaries based on the number of the TCA Systems' subscribers. Charges for such administrative fees were $1,464,000, $3,214,000 and $2,213,000 for the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995, respectively, and are included in selling, general and administrative expenses in the accompanying combined statements of operations.

TCA SYSTEMS
(DEFINED IN NOTE 1)

NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED

--------------------------------------------------------------------------------

     The intercompany advances and expense allocation activity in amounts due to TCIC consists of the following:


                                                                    December 31,
                                             September 30,          ------------
                                                1997            1996            1995
                                                ----            ----            ----
                                                       amounts in thousands

         Beginning of period                   $ 101,764         114,207       130,165
             Programming charges                  10,092          12,100        10,605
             Administrative services               1,464           3,214         2,213
             Tax allocations                       6,009           6,702         5,417
             Non-cash asset transfers               (142)           (212)        5,473
             Cash transfers                      (32,464)        (34,247)      (39,666)
                                               ---------       ---------     ---------

         End of period                         $  86,723         101,764       114,207
                                               =========       =========     =========

 (3) INCOME TAXES

     The TCA Systems are included in the consolidated federal income tax return of TCI. Income tax expense for the TCA Systems is based on those items in the consolidated calculation applicable to the TCA Systems as if filed as a separate return. Intercompany tax allocation represents an apportionment of tax expense or benefit (other than deferred taxes) among subsidiaries of TCI in relation to their respective amounts of taxable earnings or losses. The payable or receivable arising from the intercompany tax allocation is recorded as an increase or decrease in amounts due to TCIC.

     Income tax benefit (expense) for the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995 consists of:


                                                                 Current          Deferred           Total
                                                                 -------          --------           -----
                                                                            amounts in thousands

            Nine months ended September 30, 1997:
                Intercompany allocation                          $(6,009)                -           (6,009)
                Federal                                                -             1,045            1,045
                State and local                                   (1,353)              236           (1,117)
                                                                 -------           -------          -------

                                                                 $(7,362)            1,281           (6,081)
                                                                 =======           =======          =======

            Year ended December 31, 1996:
                Intercompany allocation                          $(6,702)                -           (6,702)
                Federal                                                -             1,514            1,514
                State and local                                   (1,579)              341           (1,238)
                                                                 -------           -------          -------

                                                                 $(8,281)            1,855           (6,426)
                                                                 =======           =======          =======
            Year ended December 31, 1995:
                Intercompany allocation                          $(5,417)                -           (5,417)
                Federal                                                -             1,243            1,243
                State and local                                   (1,470)              279           (1,191)
                                                                 -------           -------          -------

                                                                 $(6,887)            1,522           (5,365)
                                                                 =======           =======          =======


TCA SYSTEMS
(DEFINED IN NOTE 1)

NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED

--------------------------------------------------------------------------------

     Income tax expense differs from the amount computed by applying the federal income tax rate of 35% as a result of the following:



                                                                                            Years ended
                                                                Nine months ended           December 31,
                                                                   September 30,        ---------------------
                                                                      1997              1996             1995
                                                                      ----              ----             ----
                                                                              amounts in thousands

         Computed "expected" tax expense                            $ 5,220             5,332            4,387
         Amortization not deductible for tax purposes                   118               157              157
         State and local income taxes, net of federal                   726               805              774
             income tax benefit
         Other                                                           17               132               47
                                                                    -------           -------          -------

                                                                    $ 6,081             6,426            5,365
                                                                    =======           =======          =======

     The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities at September 30, 1997 and December 31, 1996 and 1995 are presented below:


                                                                                            December 31,
                                                                  September 30,          ---------------------
                                                                      1997               1996             1995
                                                                      ----               ----             ----
                                                                               amounts in thousands

         Deferred tax liabilities:
             Provision for bad debts                               $     96                 110               105
             Property and equipment, principally due                (12,842)            (13,108)          (13,639)
                to differences in depreciation
             Franchise costs, principally due to                    (52,263)            (53,380)          (54,611)
                differences in amortization
             Other                                                       --                  88                --
                                                                   --------             -------           -------

                   Deferred tax liability                          $(65,009)            (66,290)          (68,145)
                                                                   ========             =======           =======

(4)  COMMITMENTS AND CONTINGENCIES

     On October 5, 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"). In 1993 and 1994, the Federal Communications Commission ("FCC") adopted certain rate regulations required by the 1992 Cable Act and imposed a moratorium on certain rate increases. As a result of such actions, the TCA Systems' basic tier service rates and its equipment and installation charges (the "Regulated Services") are subject to the jurisdiction of local franchising authorities and the FCC. Basic and tier service rates are evaluated against competitive benchmark rates as published by the FCC, and equipment and installation charges are based on actual costs. Any rate for Regulated Services that exceeded the benchmarks were reduced as required by the 1993 and 1994 rate regulations. The rate regulations do not apply to the relatively few systems which are subject to "effective competition" or to services offered on an individual service basis, such as premium movie and pay-per-view services.

TCA SYSTEMS
(DEFINED IN NOTE 1)

NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED

--------------------------------------------------------------------------------

     The TCA Systems believe that they complied in all material respects with the provisions of the 1992 Cable Act, including its rate setting provisions. However, the TCA Systems' rates for Regulated Services are subject to review by the FCC, if a complaint has been filed, or the appropriate franchise authority, if such authority has been certified. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received. Any refunds of the excess portion of tier service rates would be retroactive to the date of the complaint. Any refunds of the excess portion of all other Regulated Service rates would be retroactive to one year prior to the implementation of the rate reductions.

     Certain plaintiffs have filed separate class action complaints against certain of the TCA Systems in Texas and Louisiana alleging that the systems' practice of assessing an administrative fee to subscribers whose payments are delinquent constitutes an invalid liquidated damage provision, a breach of contract and violates local consumer protection statues. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. Although it is possible that the TCI Systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. Based upon the facts available, management believes that, although no assurance can be given as to the outcome of these actions, the ultimate disposition should not have a material adverse effect upon the combined financial condition of the TCA Systems.

     The TCA Systems have entered into pole rental agreements and use certain equipment under lease arrangements. Rental expense under such arrangements amounted to $667,000, $640,000 and $575,000 for the nine months ended September 30, 1997, and the years ended December 31, 1996 and 1995, respectively. It is expected that in the normal course of business, expiring leases will be renewed or replaced. Accordingly, it is anticipated that annual commitments after 1997 will not decrease.

(5)  SUBSEQUENT EVENT

     Subsequent to September 30, 1997, UAE and Central caused the TCA Systems to effect distributions from the TCA Systems to UAE and Central aggregating $188,277,000. Such distributions will result in increases to the respective intercompany amounts owed to UAE and Central. If the distributions had been effected as of September 30, 1997, parent's investment in the TCA Systems would have been as follows (amounts in thousands):

          Due to TCIC                                  $ 275,000
          Capital deficit                               (145,977)
          Retained earnings                                   --
                                                       ---------

                Total parent's investment              $ 129,023
                                                       =========

                                    ANNEX B


    Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statement of Operations of TCA Cable TV, Inc. and Subsidiaries.

                       TCA CABLE TV, INC. AND SUBSIDIARIES
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                                  TCA Systems
                                             TCA Cable           September 30,         Pro Forma
                   ASSETS                 October 31, 1997           1997              Adjustments                Total
                                          ----------------      ---------------      ---------------         ---------------
Cash                                       $     3,270,190      $       118,000      $                       $     3,388,190
Accounts receivable, subscribers                15,852,757            2,176,000                                   18,028,757
Accounts receivable, other                       1,017,070                                                         1,017,070
Income tax receivable                              529,830                                                           529,830

Property, plant and equipment, at cost         437,246,720           91,618,000          (44,368,000)(a)         484,496,720
Less accumulated depreciation                 (208,416,640)         (42,389,000)          42,389,000 (a)        (208,416,640)
                                           ---------------      ---------------      ---------------         ---------------

                                               228,830,080           49,229,000           (1,979,000)            276,080,080
Intangibles, net                               464,602,414          145,597,000          122,153,000 (a)         732,352,414
Prepaid expenses and other assets                7,029,979              211,000            1,500,000 (b)           8,740,979
                                           ---------------      ---------------      ---------------         ---------------

                                           $   721,132,320      $   197,331,000      $   121,674,000         $ 1,040,137,320
                                           ===============      ===============      ===============         ===============

              LIABILITIES

Accounts payable                           $    12,047,781      $     3,299,000      $                       $    15,346,781
Accrued expenses                                23,653,545                                                        23,653,545
Subscriber advance payments                      3,522,240                                                         3,522,240
Deferred income taxes                           71,580,000           65,009,000          (65,009,000)(c)          71,580,000
Term debt                                      317,025,181                               248,606,000 (d)         565,631,181
                                           ---------------      ---------------      ---------------         ---------------

                                               427,828,747           68,308,000          183,597,000             679,733,747
Redeemable minority interest                   122,636,878                                67,100,000 (e)         189,736,878

          SHAREHOLDERS' EQUITY

Common stock                                     2,499,105                                                         2,499,105
Additional paid-in capital                      51,845,522                                                        51,845,522
Retained earnings                              119,108,443           42,300,000          (42,300,000)(f)         119,108,443
Due to TCI Communications, Inc.                                      86,723,000          (86,723,000)(f)
                                           ---------------      ---------------      ---------------         ---------------

                                               173,453,070          129,023,000         (129,023,000)            173,453,070
Less treasury stock at cost                     (2,786,375)                                                       (2,786,375)
                                           ---------------      ---------------      ---------------         ---------------

                                               170,666,695          129,023,000         (129,023,000)            170,666,695
                                           ---------------      ---------------      ---------------         ---------------

                                           $   721,132,320      $   197,331,000      $   121,674,000         $ 1,040,137,320
                                           ===============      ===============      ===============         ===============



                             See Accompanying Notes

                       TCA CABLE TV, INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                               TCA Systems
                                             TCA Cable         Year Ended
                                             Year Ended       September 30,           Pro Forma
                                          October 31, 1997        1997               Adjustments              Total
                                          ----------------    -------------         -------------         -------------

Revenues                                   $ 307,501,312      $  68,035,000         $                     $ 375,536,312
                                           -------------      -------------         -------------         -------------

Operating expenses:
   Other operating expenses (*)              147,806,854         23,636,000                                 171,442,854
   Selling, general and administrative        23,817,927         13,349,000                                  37,166,927
   Depreciation and amortization              44,255,420         12,099,000            (2,255,250)(g)        54,099,170
                                           -------------      -------------         -------------         -------------

                                             215,880,201         49,084,000            (2,255,250)          262,708,951
                                           -------------      -------------         -------------         -------------

Operating income                              91,621,111         18,951,000             2,255,250           112,827,361

Other income                                     389,768           (311,000)                                     78,768
Interest expense                             (22,182,337)                             (16,313,572)(h)       (39,285,909)
                                                                                         (790,000)(h)
Minority interest                             (7,088,633)                              (3,895,081)(i)       (10,983,714)
                                           -------------      -------------         -------------         -------------

       Income before income taxes             62,739,909         18,640,000           (18,743,403)           62,636,506

Provision for income taxes                    24,600,000          7,887,000            (7,347,414)(j)        25,139,586
                                           -------------      -------------         -------------         -------------

               Net income                  $  38,139,909      $  10,753,000         $ (11,395,989)        $  37,496,920
                                           =============      =============         =============         =============

Earnings per common share                  $        1.53                                                  $        1.50
                                           =============                                                  =============


(*)Includes salaries, wages and benefits; programming costs; and other operating expenses.



                             See Accompanying Notes

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

               On November 13, 1997, the Company entered into an agreement with TCI American Cable Holdings IV, L. P. (the "TCI Affiliate"), an affiliate of Tele-Communications, Inc., to form a partnership, TCA Cable Partners II (the "TCI Transaction"). The Company will contribute to TCA Cable Partners II certain cable system in Texas and New Mexico serving approximately 155,000 subscribers and $46.6 million in unsecured debt and the TCI Affiliate will contribute its systems in North Texas and Western Louisiana serving approximately 150,000 subscribers and $247.9 million in unsecured debt, in exchange for an 80% and 20% partnership interest, respectively, in TCA Cable Partners II. The cable systems to be contributed by the Company (the "Company Systems") and the TCI Affiliate (the "TCA Systems") are each valued at approximately $315 million. The Company intends to finance the TCI Transaction with a portion of the proceeds from a $150 million increase in the Company's primary credit facility and the issuance of $150 million in public debt. Upon closing, the Company will extend a loan to TCA Cable Partners II in the aggregate amount of the unsecured debt of TCA Cable Partners II. TCA Cable Partners II will in turn use the proceeds of the loan to retire such debt. TCA Cable Partners II will be consolidated in the financial statements of TCA and 20% of the estimated fair value of TCA Cable Partners II net assets will be recorded by the Company as a redeemable minority interest at the acquisition date. The TCI Affiliate has the right to require the Company to purchase the TCI Affiliate's 20% partnership interest at fair market value beginning in February 2003 through February 2023 (the "Put and Call Period"), the term of the partnership agreement. The Company has a corresponding right to require TCI to sell its 20% partnership interest in TCA Cable Partners II to the Company at fair market value during the Put and Call Period. TCA Cable Partner II will be managed by the Company, and the Company expects the contribution of assets and debt from the Company and the TCI affiliate to occur on February 2, 1998. Assuming the closing of the TCI Transaction, the Company on a pro forma basis will serve approximately 850,000 subscribers. The closing is conditioned, among other things, upon the receipt of various regulatory consents and other approvals. Because, among other things, the TCI Transaction is subject to receipt of approvals that are outside the control of the Company, there can be no assurance that the TCI Transaction will be consummated.

               The unaudited pro forma condensed consolidated balance sheet combines the Company's October 31, 1997 consolidated balance sheet and the TCA Systems September 30, 1997 combined balance sheet assuming the TCI Transaction occurred on October 31, 1997. The unaudited pro forma condensed consolidated statement of operations combines the Company's consolidated statement of operations for the year ended October 31, 1997 and the TCA Systems combined statement of operations for the year ended September 30, 1997 assuming the TCI Transaction occurred on November 1, 1996. The fiscal year of the TCA Systems is December 31. The amounts reported in the TCA Systems combined statement of operations for the twelve month period ended September 30, 1997 represents the operating results for the nine months ended September 30, 1997 plus the difference between the TCA Systems operating results for the twelve months ended December 31, 1996 and the operating results for the nine months ended September 30, 1996.

               A description of the related pro forma adjustments is set forth below:


         (a) Record the TCA Systems property, plant and equipment and intangibles at their estimated fair value

         (b)   Record estimated debt issuance costs

         (c)   Eliminate TCA Systems deferred income taxes

         (d) Record incremental borrowings: $150 million of Debentures due 2028 and $98,606,000 Primary Credit Facility

         (e) Record redeemable minority interest at 20% of total estimated fair value of TCA Cable Partners II net assets of $335,500,000

         (f) Eliminate TCA Systems retained earnings and due to TCI Communications, Inc.

         (g) Adjust depreciation and amortization of TCA Systems property, plant and equipment and intangibles based on estimated fair values of $47,250,000 and $267,750,000, respectively, and estimated useful lives of 15 and 40 years, respectively

         (h) Record interest expense on incremental borrowings and amortization of related Treasury Locks termination cost ($7,900,000) as follows:

                     $150,000,000 Debentures due 2028 at 6.8%(*)
                     $98,606,000 Primary Credit Facility at 6.2%(*) $7,900,000 Treasury Locks termination cost over 10 years



               (*) - estimated interest rates include amortization of debt issuance costs

         (i) Record minority interest in TCA Cable Partners II income as follows:

               TCA Systems income before income taxes                       $ 18,640,000
               Company Systems income before income taxes                     18,852,526
               Interest on TCA contributed debt of $46,600,000 at 6.8%        (3,168,800)
               Pretax impact of statement of operations pro forma adjustments
               (excluding minority interest)                                 (14,848,322)
                                                                            ------------
                                                                            $ 19,475,404
               TCA Cable Partners II pro forma income before income taxes            x20%
                                                                            ------------
               Minority interest in TCA Cable Partners II
                  pro forma earnings                                        $  3,895,081
                                                                            ============

         (j) Tax effect pro forma adjustments at the Company's effective tax rate of 39.2%

                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  TCA CABLE TV, INC.



Date: January 26, 1998                            /s/ JIMMIE F. TAYLOR
                                                  --------------------------
                                                  Jimmie F. Taylor
                                                  Chief Financial Officer

                                 EXHIBIT INDEX




        Exhibit No.              Description
        -----------              -----------

        2 General Partnership Agreement of TCA Cable Partners II dated as of November 13, 1997.(5)

        3.1    Articles of Incorporation.(2)

        3.2    Articles of Amendment to Articles of Incorporation.(3)

        3.3    Articles of Amendment to Articles of Incorporation.(3)

        3.4    Articles of Amendment to Articles of Incorporation.(4)

        3.5    Amended and Restated Bylaws.(5)

        4.1    Form of Stock Certificate.(2)

        4.2    Rights Agreement dated January 15, 1998, between the Company and
               ChaseMellon Shareholder Services, L.L.C. which includes the
               Certificate of Designations for the Series A Junior Participating
               Preferred Stock as Exhibit A, the Form of Right Certificate as
               Exhibit B and the Summary of Rights to Purchase Shares as
               Exhibit C.(6)

        16.    None.

        17.    None.

        20.    None.

        23     Consent of KPMG Peat Marwick LLP.(1)

        24     None.

        27     None.

        99     Press release dated November 13, 1997.(1)

-------------------------
           (1) Filed herewith.

           (2) Previously filed as an Exhibit to the Registrant's Registration
               Statement on Form S-1, File No. 2-75516, and incorporated herein by reference.

           (3) Previously filed as an Exhibit to the Registrant's Registration
               Statement on Form S-8, File No. 33-21901, and incorporated herein by reference.

           (4) Previously filed as an exhibit to the Registrant's Form 10-K for the fiscal year ended October 31, 1993, filed January 27, 1994 and incorporated herein by reference.

           (5) Previously filed as an exhibit to the Registrant's Form 10-K for the fiscal year ended October 31, 1997, filed January 27, 1998 and incorporated herein by reference.

           (6) Previously filed as an exhibit to the Registrant's Form 8-K dated January 15, 1998 and incorporated herein by reference.






                                       4